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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                               February 24, 1999

                            THE ACKERLEY GROUP, INC.

             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                  1-10321                         91-1043807
          (Commission File Number)       IRS Employer Identification No.

                         1301 Fifth Avenue, Suite 4000
                           Seattle, Washington 98101
             (Address of principal executive offices)  (zip code)

      Registrant's telephone number, including area code: (206) 624-2888
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ITEM 5.  OTHER EVENTS

     On February 24, 1999, The Ackerley Group, Inc., a Delaware corporation ("Company"), announced its sale of $25.0 million aggregate principal amount of Senior Subordinated Notes due 2009 ("Notes"). The sale of the Notes was made in a private offering to certain qualified institutional buyers and to non-U.S. persons outside of the United States. Net proceeds to the Company from the offering will be used to repay bank debt and for general corporate purposes.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)   Financial statements.
               Not applicable.

         (b)   Pro forma financial information.
               Not applicable.

         (c)   Exhibits.

               (99)  Press release issued by Company, dated February 24, 1999.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  March 1, 1999

                                       THE ACKERLEY GROUP, INC.


                                       By: /s/ Keith W. Ritzman
                                          _________________________________
                                          Keith W. Ritzmann
                                          Executive Vice President and Chief
                                          Information Officer, Assistant
                                          Secretary and Controller